UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 24, 2024
Crown Electrokinetics Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-39924	47-5423944
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1110 NE Circle Blvd.
Corvallis, Oregon 97330
(Address of principal executive offices and zip code)
(213) 660-4250
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 24, 2024, Crown Electrokinetics Corp. (the “Company”) hired Sheldon Davis, age 52, as its President of the Electrokinetic Film division. Mr. Davis will report to the Company’s Chief Executive Officer and lead the Company’s Electrokinetic Film division, focusing on smart glass technology and the Company’s Smart Window Insert based on its patented electrokinetic film.

Sheldon Davis is a customer and value-chain-focused research and development executive who has innovated and guided the development of ground-breaking products and processes that have delivered multi-million-dollar revenue and profit contributions to leading global organizations. During his career, he has led digital transformations, optimized efficiencies, and prudently allocated resources. Prior to being hired as President of the Company’s Electrokinetic Film division, Mr. Davis served as a Senior Business Advisor to the Company since February 2023. In addition, from August 2023 to present, Mr. Davis is a lecturer at the Stephen M. Ross School of Business at the University of Michigan. From January 2013 to January 2024, Mr. Davis served as Vice President of Research, Development, and Innovation at Guardian Industries. While at Guardian Industries, Mr. Davis also served on the Board of Directors of Glass Futures, a not-for-profit research and technology organization based in the United Kingdom. Prior to Guardian Industries, Mr. Davis worked for Cabot Corporation for 12 years in various research and development roles. Mr. Davis is an inventor with granted US patents and holds a Ph.D. in Chemical Engineering from the University of Arizona.

In connection with Mr. Davis’s hire, the Company and Mr. Davis entered into an employment agreement effective as of April 24, 2024 (the “Employment Agreement”) with an initial term of two years which will automatically extend for successive 12 month periods unless terminated by either the Company or Mr. Davis. The Employment Agreement is on the Company’s standard form for executive officers, and provides that the Company shall pay to Mr. Davis an annual base salary of $425,000. In addition, the Company agreed to award a one-time award of 750,000 restricted stock units (“RSUs”) pursuant to the Company’s 2022 Long-Term Incentive Plan (“2022 Plan”) or any successor thereto, subject to full vesting upon the one-year anniversary of commencement of employment. Mr. Davis will be entitled to an annual discretionary bonus based upon certain performance targets established by the Company’s Board of Directors, as well as annual awards under the Company’s long-term incentive plan, upon the terms and conditions established by the Company’s Board of Directors. Mr. Davis is also permitted to participate in any broad-based retirement, health and welfare plans offered to all of the Company’s senior executive officers.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no family relationships between Mr. Davis and any director or executive officer of the Company and he was not selected by the Board of Directors to serve as an executive officer pursuant to any arrangement or understanding with any person. Mr. Davis has not engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

On April 29, 2024, the Company issued a press release announcing the appointment of Mr. Davis. A copy of the press release is furnished herewith as Exhibit 99.1 to the Current Report on Form 8-K. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, effective April 24, 2024, by and between the Company and Sheldon Davis.
99.1	Press Release of the Company dated April 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 29, 2024

CROWN ELECTROKINETICS CORP.

By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer
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